UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 1, 2015

Paragon Offshore plc
(Exact name of Registrant as specified in its charter)

England and Wales	001-36465	98-1146017
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

3151 Briarpark Drive, Suite 700 Houston, Texas	77042
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +44 20 330 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 1, 2015, Paragon Offshore plc (together with its subsidiaries, the "Company") announced that Alejandra Veltmann has joined the company as Vice President - Chief Accounting Officer. Prior to joining the Company, from May 2011 through May 2015, Ms. Veltmann, 47, held various roles at Geokinetics, an independent international land and shallow water geophysical services company, most recently serving as Vice President and Chief Accounting Officer.  From September 2009 through May 2011, Ms. Veltmann founded and managed an international financial consulting practice for clients in the oil and gas services industry.  Previously, Ms. Veltmann held various positions at Grey Wolf Drilling and Precision Drilling and consulted in the role of Chief Financial Officer for a number of entrepreneurial companies.  Ms. Veltmann has worked as a senior manager for KPMG LLP and began her career with Arthur Anderson LLP in 1992.  She is a certified public accountant and holds a BBA degree in Accounting from The University of New Mexico.

There are no family relationships between any of the Company’s directors or officers and Ms. Veltmann. There were no arrangements or understandings by which Ms. Veltmann was appointed as an officer. Neither the Company nor any of its subsidiaries was involved in any transactions, and there are no currently proposed transactions, with Ms. Veltmann or her immediate family that are reportable pursuant to Item 404(a) of Regulation S-K.

Entry into Change of Control Agreement
On June 1, 2015, the Company entered into a change of control agreement (the “Change of Control Agreement”) with Ms. Veltmann (the “Officer”). The Change in Control Agreement becomes effective only upon a change of control of the Company (within the meaning set forth below). If (i) a defined change of control occurs and (ii) the employment of the Officer is terminated either by the Company or its subsidiaries (for reasons other than death, disability or cause) or by the Officer (for good reason) within three years of such change in control, which requirements can be referred to as a “double trigger,” the Officer will receive the following payments and benefits:

•
a lump sum cash payment equal to the sum of: (i) the portion of the officer’s highest bonus paid in the last three (3) years before such change of control (the “Highest Bonus”) prorated for the current fiscal year, (ii) an amount equal to 18 times the highest monthly COBRA premium (within the meaning of Section 4980B of the United States Internal Revenue Code of 1986 (the “Code”)) during the 12-month period preceding the termination of the Officer’s employment, and (iii) any accrued vacation pay, in each case to the extent not theretofore paid;

•
a lump sum cash payment equal to two (2) times the sum of such Officer’s annual base salary (based on the highest monthly salary paid in the 12 months prior to such change of control) and such Officer’s Highest Bonus;

•
welfare benefits for an 18-month period to the Officer and the Officer’s family at least equal to those that would have been provided had the Officer’s employment been continued. If, however, the Officer becomes reemployed with another employer and is eligible to receive welfare benefits under another employer provided plan, the welfare benefits provided by the Company and its affiliates would be secondary to those provided by the new employer;

•
a lump sum amount equal to the excess of: (i) the actuarial equivalent of the benefit under the qualified and nonqualified defined benefit retirement plans of the Company and its affiliated companies in which the Officer would have been eligible to participate had the officer’s employment continued for three (3) years from the date of such change of control over (ii) the actuarial equivalent of the Officer’s actual benefit under such plans;

•	outplacement services for six months (not to exceed $50,000); and

•	the 100 percent vesting of all benefits under the the Company's 2014 Employee Omnibus Incentive Plan and any other similar plan to the extent such vesting is permitted under the Code.
A “change of control” is defined in the Change of Control Agreement to mean:

•
the acquisition by any individual, entity or group of 25 percent or more of the Company’s outstanding shares, but excluding any acquisition directly from the Company or by the Company, or any acquisition by any corporation under a reorganization, merger, amalgamation or consolidation if the conditions described below in the third bullet point of this definition are satisfied;

•	individuals who constitute the incumbent board of directors (as defined in the Change in Control Agreements) of the Company cease for any reason to constitute a majority of the board of directors;

•
consummation of a reorganization, merger, amalgamation or consolidation of the Company, unless following such a reorganization, merger, amalgamation or consolidation (i) more than 50 percent of the then outstanding ordinary shares (or equivalent security) of the company resulting from such transaction and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors are then beneficially owned by all or substantially all of the persons who were the beneficial owners of the outstanding shares immediately prior to such transaction, (ii) no person, other than the Company or any person beneficially owning immediately prior to such transaction 25 percent or more of the outstanding shares, beneficially owns 25 percent or more of the then outstanding ordinary shares (or equivalent security) of the company resulting from such transaction or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (iii) a majority of the members of the board of directors of the company resulting from such transaction were members of the incumbent board of directors of the Company at the time of the execution of the initial agreement providing for such transaction;

•
consummation of a sale or other disposition of all or substantially all of the assets of the Company, other than to a company, for which following such sale or other disposition, (i) more than 50 percent of the then outstanding ordinary shares (or equivalent security) of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors are then beneficially owned by all or substantially all of the persons who were the beneficial owners of the outstanding shares immediately prior to such sale or other disposition of assets, (ii) no person, other than the Company or any person beneficially owning immediately prior to such transaction 25 percent or more of the outstanding shares, beneficially owns 25 percent or more of the then outstanding ordinary shares (or equivalent security) of such company or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (iii) a majority of the members of the board of directors of such company were members of the incumbent board of directors of the Company at the time of the execution of the initial agreement providing for such sale or other disposition of assets; or

•	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
However, a “change of control” will not occur as a result of a transaction if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii) either (A) the shareholdings for such holding company immediately following such transaction are the same as the shareholdings immediately prior to such transaction or (B) the shares of the Company’s voting securities outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the outstanding voting securities of such holding company immediately after giving effect to such transaction.

The provisions of the Change of Control Agreement are substantially similar to the change of control agreements between the Company and its other executive officers.
The foregoing description of these Change of Control Agreement is a summary and is qualified in its entirety by reference to the full text of the Form of Change of Control Agreement, which is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated August 18, 2014 and incorporated by reference into this Item 5.02.
Entry into Deed of Indemnity
On June 1, 2015, the Company entered into a deed of indemnity (the “Deed of Indemnity”) with Ms. Veltmann. From time to time, the board of directors of the Company may enter into a Deed of Indemnity with other directors and officers of the Company in substantially the same form. The Deed of Indemnity provides, among other things, that the Company will indemnify the director or officer party thereto if such person is a party to or is threatened to be made a party to or otherwise involved in any threatened, pending or completed proceeding (other than a proceeding by or in the right of the Company to procure a judgment in its favor) by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding; provided it is determined that such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The Deed of Indemnity also provide that the Company will indemnify the officer or director party thereto if such person is a party to or is threatened to be made a party to or otherwise involved in any threatened, pending or completed proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Company or a subsidiary, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses actually and reasonably incurred by such person in connection with the defense, settlement or other disposition of such proceeding, except that no indemnification will be made in certain circumstances, including fraud or willful misconduct or recklessness or for liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Deed of Indemnity permits the Company to advance to such officers and directors expenses in connection with proceedings for which they are indemnified, subject to certain conditions and forfeiture. Insofar as indemnification for liability arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors and officers pursuant to the Deed of Indemnity, the Company has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
The foregoing description of the Deed of Indemnity is not complete and is qualified in its entirety by reference to the full text of the Form of Deed of Indemnity, which is filed as Exhibit 10.9 to the Company’s Current Report on Form 8-K dated August 5, 2014 and incorporated by reference into this Item 5.02.

Item 7.01    Regulation FD.
On June 1, 2015, the Company issued a press release announcing the appointment of Alejandra Veltmann as Vice President - Chief Accounting Officer. A copy of the press release is furnished as Exhibit 99.1 herewith. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed “incorporated by reference” into any filing under the Securities Act or the Exchagne Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION
10.1	—	Form of Employment Agreement (Filed as Exhibit 10.2 to Paragon Offshore plc’s Current Report on Form 8-K filed with the Commission on August 18, 2015) (Commission File No. 001-36465)).
10.2	—	Form of Deed of Indemnity (Filed as Exhibit 10.9 to Paragon Offshore plc’s Current Report on Form 8-K filed with the Commission on August 5, 2015) (Commission File No. 001-36465)).
99.1	—	Press Release of Paragon Offshore plc, dated June 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paragon Offshore plc

Date: June 1, 2015	By:	/s/ Todd D. Strickler
	Name:	Todd D. Strickler
	Title:	Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS
EXHIBIT NUMBER		DESCRIPTION
10.1	—	Form of Employment Agreement (Filed as Exhibit 10.2 to Paragon Offshore plc’s Current Report on Form 8-K filed with the Commission on August 18, 2015) (Commission File No. 001-36465)).
10.2	—	Form of Deed of Indemnity (Filed as Exhibit 10.9 to Paragon Offshore plc’s Current Report on Form 8-K filed with the Commission on August 5, 2015) (Commission File No. 001-36465)).
99.1	—	Press Release of Paragon Offshore plc, dated June 1, 2015.